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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                       File Pursuant to Section 13, or 15(d) of
                         THE SECURITIES EXCHANGE ACT OF 1934
                                    JULY 15, 1996

                                EXTEN INDUSTRIES, INC.
                (Exact name of registrant as specified in its charter)
        DELAWARE                    0-16354             52-1412493
        --------                    -------             ----------
(State or other jurisdiction       (Commission         (IRS Employer
  of Incorporation)                  File Number)         Identification No.)

              9625 BLACK MOUNTAIN ROAD, SUITE 218, SAN DIEGO, CA  92126
                       (Address of principal executive offices)

                                   (619)  578-9784
                 (Registrant's telephone number, including area code)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    July 15, 1996                 EXTEN INDUSTRIES, INC.

                                            /s/W. GERALD NEWMIN
                                       ------------------------------
                                       W. Gerald Newmin
                                       Chairman and Chief Executive Officer


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Item 5.  Discussion.

Exten Industries, Inc., has acquired all of the assets of its Xenogenex, Inc. Subsidiary in exchange for certain debts of Xenogenex. Assets acquired include all patents for the Company's artificial liver technology ("Sybiol"), copyrights, trademarks, license agreements, research agreements, inventory and equipment. Consideration for the purchase included the forgiveness of approximately $740,000 of debt plus the assumption of certain liabilities.

Xenogenex is a 91% owned subsidiary of Exten. The company was formed in 1991 for the purpose of acquiring the artificial liver technology developed by Cedars-Sinai Hospital in Los Angeles, California. Xenogenex's patent application is based on the ability of individual swine and other liver cells (hepatocytes) to metabolize human blood toxins outside of the liver. The claims in Xenogenex's patent application relate to methods for providing the proper conditions for continuous metabolism of human blood toxins by hepatocytes through a semi-permeable membrane in a commercially available hollow fiber bio-reactor.

Xenogenex is in the early stages of seeking FDA approval for its artificial liver process. Xenogenex has been unsuccessful since inception in securing sufficient capital to finance its operations and, therefore, has relied primarily upon funding provided by its parent company, Exten.